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                                                                   EXHIBIT 10.16



                  SECOND AMENDMENT TO NOTE DATED JUNE 14, 1994

This Second Amendment (the "Second Amendment") to the Promissory Note (the "Note") dated June 14, 1994, as amended on May 14, 1998 (the "First Amendment"), executed by Alan J. Lewis ("Maker") in favor of Signal Pharmaceuticals, Inc. (the "Company") in the amount of $250,000.000, a copy of which is attached hereto as Exhibit A, is made as of October 27, 1999. Capitalized terms used but not otherwise defined in this Second Amendment shall have the meanings given such terms in the Note.

The Maker hereby agrees that, effective as of the date hereof, the Note shall be amended as follows:

1. The second paragraph of the Note is hereby amended to read in its entirety as follows:

               "Beginning on (i) a date eight (8) years from the date of this note (the "Repayment Commencement Date") or (ii) the date Maker's employment with the Company is terminated for any reason whatsoever, interest shall accrue, during each calendar month or any portion thereof for which this note remains outstanding, at the per annum rate equal to 7.52% (the minimum rate of interest required, as of the execution date of this note, to avoid the imputation or imposition of interest under the Internal Revenue
               Code).
               Accrued interest shall be compounded annually."

2. The fourth paragraph of the Note (formerly the fifth paragraph prior to the First Amendment) is hereby amended to read in its entirety as follows:

               "The entire unpaid principal, together with accrued interest, shall be amortized over the five (5) years following the Repayment Commencement Date, with monthly payments commencing July 14, 2002."

Except as specifically amended by this Second Amendment, the terms and conditions of the First Amendment and Note shall remain in full force and effect.



                                       /s/ ALAN J. LEWIS
                                       -----------------------------------------
                                       ALAN J. LEWIS, MAKER

Agreed to and accepted this 27th day of October, 1999:

SIGNAL PHARMACEUTICALS, INC.



By: /s/ BRADLEY B. GORDON
    ----------------------------------------------
    Bradley B. Gordon
    Chief Financial Officer and Corporate Secretary

EXHIBIT A - First Amendment and Note Secured by Security Agreement dated June 14, 1994



                   FIRST AMENDMENT TO NOTE DATED JUNE 14, 1994

This First Amendment (the "First Amendment") to the Promissory Note (the "Note") dated June 14, 1994 executed by Alan J. Lewis ("Maker") in favor of Signal Pharmaceuticals, Inc. (the "Company") in the amount of $250,000.000, a copy of which is attached hereto as Exhibit A, is made as of May 14, 1998. Capitalized terms used but not otherwise defined in this First Amendment shall have the meanings given such terms in the Note.

The Maker hereby agrees that, effective as of the date hereof, the Note shall be amended as follows:

1.      The fourth paragraph of the Note is hereby deleted in its entirety.

2. The fifth paragraph of the Note is hereby amended to read in its entirety as follows:

        "The entire unpaid principal, together with accrued interest, shall be amortized over the five (5) years following the Repayment Commencement Date, with monthly payments commencing July 14, 1999."

Except as specifically amended by this First Amendment, the terms and conditions of the Note shall remain in full force and effect.



                                            /s/ ALAN J. LEWIS
                                            ------------------------------------
                                            ALAN J. LEWIS, MAKER


Agreed to and accepted this 14th day of May, 1998:

SIGNAL PHARMACEUTICALS, INC.



By: /s/ BRADLEY B. GORDON
   ---------------------------------------
    Bradley B. Gordon
    Chief Financial Officer and Corporate Secretary


EXHIBIT A - Note Secured by Security Agreement dated June 14, 1994

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                       NOTE SECURED BY SECURITY AGREEMENT



$250,000.00                                                        June 14, 1994
                                                           San Diego, California



        FOR VALUE RECEIVED, the undersigned Maker promises to pay to Signal Pharmaceuticals, Inc. (the "Company"), at its principal offices at 5555 Oberlin Drive, San Diego, California 92121 or order the principal sum of Two Hundred Fifty Thousand dollars ($ 250,000.00), together with accrued interest on the unpaid principal balance.

        Beginning on (i) a date five (5) years from the date of this note (the "Repayment Commencement Date") or (ii) the date Maker's employment with the Company is terminated for any reason whatsoever, interest shall accrue, during each calendar month or any portion thereof for which this note remains outstanding, at the per annum rate equal to 7.52% (the minimum rate of interest required, as of the execution date of this note, to avoid the imputation or imposition of interest under the Internal Revenue Code). Accrued interest shall be compounded annually.

        The proceeds of the loan evidenced by this note shall be applied solely to the purchase of Maker's principal residence in Rancho Santa Fe, California.

        If, at any time, the Company consummates an Initial Public Offering (an "IPO"), all unpaid principal and accrued interest shall become payable in one lump sum sixty (60) days after shares of the Company's Common Stock sufficient to pay such principal and interest may be sold by Maker in the public market without restriction imposed by the Company, the Company's underwriters or federal or state securities laws; provided, however, that failure to make such payment shall not be deemed a default under this note until a date one year and one day after the closing of an IPO.

        Subject to the foregoing paragraph, in the event that the Company shall not have closed an IPO on or before the Repayment Commencement Date, then the entire unpaid principal, together with accrued interest, shall become payable and shall be amortized over the period of five (5) years following the Repayment Commencement Date.

        Payment shall be made in lawful tender of the United States and shall be credited first to the accrued interest then due and payable and the remainder applied to principal. Prepayment of principal, together with accrued interest, may be made at any time without penalty.


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        The entire unpaid principal sum of this note, together with accrued and unpaid interest to date, shall at the election of the holder of this note become immediately due and payable upon one or more of the following events:

        1.     the death of the Maker;

        2. six (6) months after any termination of the employment of the Maker with the Company for any reason whatsoever;

        3. the disposition of all or substantially all of the assets or fifty percent (50%) or more of the outstanding voting stock of the Company by means of sale, merger, reorganization or liquidation; or

        4. the insolvency of the Maker, the commission of any act of bankruptcy by the Maker, the execution by the Maker of a general assignment for the benefit of creditors, the filing by or against the Maker of any petition in bankruptcy or any petition for relief under the provisions of the federal bankruptcy act or any other state or federal law for the relief of debtors and the continuation of such petition without dismissal for a period of fifteen (15) days or more, or the appointment of a receiver or trustee to take possession of the property or assets of the Maker.

        The benefits of the interest arrangements under this note are not transferable by Maker and are conditioned on the future performance of substantial services by the Maker.

        For purposes of applying the provisions of this note, the Maker shall be considered to remain in the employ of the Company for so long as the Maker renders services as a full-time employee of the Company or one or more of its 50%-or-more owned (directly or indirectly) subsidiaries.

        The Maker certifies that he reasonably expects to be entitled to and will itemize deductions for Federal income tax purposes for each year the note is outstanding.

        Payment of this note is secured by a Security Agreement executed on this date by the Maker, but the Maker shall remain personally liable for payment of this note and assets of the Maker, other than the collateral under the Security Agreement, may be applied to the satisfaction of the Maker's obligations hereunder, it being understood by the Maker that no action shall be taken against Maker personally until the Company has used its best efforts to collect on this note or to obtain satisfaction of Maker's obligations hereunder pursuant to the Security Agreement. If action is instituted to collect this note, the Maker promises to pay all costs and expenses, including reasonable attorneys' fees, incurred in connection with such action.



                                       2.

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        The Maker hereby waives notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor and all other notices or demands relative to this instrument.

        This note shall be construed in accordance with the laws of the State of California.



                                        /s/  ALAN J. LEWIS, MAKER
                                        ----------------------------------------
                                        Alan J. Lewis, Maker












                                       3.